UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2005

SPRINT CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

P. O. Box 7997, Shawnee Mission, Kansas 66207-0997

(Mailing address of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 18, 2005, Judge Thomas P. Quinn of the Circuit Court of Cook County, Illinois denied a motion by iPCS Wireless, Inc. (the “iPCS Plaintiff”), a wholly owned subsidiary of iPCS, Inc., for a temporary restraining order enjoining the closing of the anticipated merger involving Sprint Corporation and Nextel Communications, Inc. (“Nextel”).

Judge Quinn also issued an order temporarily restraining WirelessCo L.P., Sprint Spectrum L.P., SprintCom, Inc. and Sprint Communications Company L.P. (collectively, the “Sprint Entities”) from sharing with Nextel certain confidential information as defined in the Management Agreement, dated as of January 22, 1999, as amended, between the iPCS Plaintiff and the Sprint Entities (the “Management Agreement”). Further submissions of evidence and hearings are scheduled with respect to the scope of the order, but Sprint does not expect that the obligations imposed by the order will expand the Sprint Entities’ existing confidentiality obligations under the Management Agreement.

A further hearing before Judge Quinn on the iPCS Plaintiff’s motion for a temporary restraining order is scheduled for July 22, 2005.

The denial of the iPCS Plaintiff’s motion for a temporary restraining order against the Sprint Nextel merger and the other actions described in this report were taken in connection with the lawsuit more fully described by Sprint Corporation’s current report on Form 8-K filed on July 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SPRINT CORPORATION

Date: July 19, 2005	By:	/s/ Michael T. Hyde
Michael T. Hyde, Assistant Secretary

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